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                                    IMPERIAL BANK

                                   CREDIT AGREEMENT

     This Agreement is made by and between Overland Data, Inc. ("Borrower") and Imperial Bank, a California banking corporation, ("Bank").

     In consideration of mutual covenants and conditions hereof, the parties hereto agree as follows:

1.  REPRESENTATIONS OF BORROWER

         Borrower represents and warrants that:

1.01 EXISTENCE AND RIGHTS. Borrower is a corporation duly organized and existing and in good standing under the laws of California, without limit as to the duration of its existence and is authorized and in good standing to do business in the State of California; Borrower has corporate powers and adequate authority, rights and franchises to own its property and to carry on its business as now conducted, and is duly qualified and in good standing in each State in which the character of the properties owned by it therein or the conduct of its business makes such qualification necessary; and Borrower has the power and adequate authority to make and carry out this Agreement.

1.02 AGREEMENT AUTHORIZED. The execution, delivery and performance of this Agreement are duly authorized and do not require the consent or approval of any governmental body or other regulatory authority; are not in contravention of or in conflict with any law or regulation or any term or provision of Borrower's articles of incorporation, by-laws, as the case may be, and this Agreement is the valid, binding and legally enforceable obligation of Borrower in accordance with its terms; subject only to bankruptcy, insolvency or similar laws affecting creditors rights generally.

1.03 NO CONFLICT. The execution, delivery and performance of this Agreement are not in contravention of or in conflict with any agreement, indenture or undertaking to which Borrower is a party or by which it or any of its property may be bound or affected, and do not cause any lien, charge or other encumbrance to be created or imposed upon any such property by reason thereof.

1.04 LITIGATION. Aside from those items listed in the attached Schedule A, there is no litigation or other proceeding pending or threatened against or affecting Borrower which if determined adversely to Borrower or its interest would have a material adverse effect on the financial condition of Borrower, and Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or other governmental or regulatory authority.

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CREDIT AGREEMENT
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1.05     FINANCIAL CONDITION. The balance sheet of Borrower as of May 31,
1997, a copy of which has heretofore been delivered to Bank by Borrower, and all other statements and data submitted in writing by Borrower to Bank in connection with this request for credit are true and correct, and said balance sheet truly presents the financial condition of Borrower as of the date thereof, and has been prepared in accordance with generally accepted accounting principles on a basis consistently maintained. Since such date, there have been no material adverse changes in the financial condition of business of Borrower. Borrower has no knowledge of any liabilities, contingent or otherwise, at such date not reflected in said balance sheet, and Borrower has not entered into any special commitments or substantial contracts which are not reflected in said balance sheet, other than in the ordinary and normal course of its business, which may have a materially adverse effect upon its financial condition, operations or business as now conducted.

1.06 TITLE TO ASSETS. Borrower has good title to its assets, and the same are not subject to any liens or encumbrances other than those permitted by
Section 3.03 hereof and/or listed in the attached Schedule B.

1.07 TAX STATUS. Borrower has no liability for any delinquent state, local or federal taxes, and, if Borrower has contracted with any government agency, Borrower has no liability for renegotiation of profits.

1.08 TRADEMARKS, PATENTS. Borrower, as of the date hereof, possesses all necessary trademarks, trade names, copyrights, patents, patent rights, and licenses to conduct its business as now operated, without any known conflict with the valid trademarks, trade names, copyrights, patents and license rights of others.

1.09 REGULATION U. None of the proceeds of any loan from the Bank to Borrower shall be used to purchase or carry margin stock (as defined within Regulation U of the Board of Governors of the Federal Reserve system).

2.  AFFIRMATIVE COVENANTS OF BORROWER

         Borrower agrees that so long as it is indebted to Bank, under borrowings, or other indebtedness, it will, unless Bank shall otherwise consent in writing:

2.01 RIGHTS AND FACILITIES. Maintain and preserve all rights, franchises and other authority adequate for the conduct of its business; maintain its properties, equipment and facilities in good order and repair; conduct its business in an orderly manner without voluntary interruption and, if a corporation or partnership, maintain and preserve its existence.

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CREDIT AGREEMENT
JUNE 27, 1997


2.02 INSURANCE. Maintain public liability, property damage and workers' compensation insurance and insurance on all its insurable property against fire and other hazards with responsible insurance carriers to the extent usually maintained by similar businesses and/or in the exercise of good business judgment and as to property insurance have Bank named as loss payee in an Lenders "Loss Payable" Endorsement Form 438BFU or equivalent.

2.03 TAXES AND OTHER LIABILITIES. Pay and discharge, before the same become delinquent and before penalties accrue thereon, all taxes, assessments and governmental charges upon or against it or any of its properties, and all its other liabilities at any time existing, except to the extent and so long as:

         a. The same are being contested in good faith and by appropriate proceedings in such manner as not to cause any materially adverse effect upon its financial condition or the loss of any right of redemption from any sale thereunder; and

         b. It shall have set aside on its books reserves (segregated to the extent required by generally accepted accounting practice) deemed by it adequate with respect thereto.

2.04     FINANCIAL COVENANTS.

         a. TANGIBLE NET WORTH. Maintain a minimum Tangible Net Worth of not less than $30,000,000.00. "Tangible Net Worth" is defined as the excess of all assets (excluding any value for goodwill, trademarks, patents, copyrights, organization expense and other similar intangible items), over all liabilities.

         b. WORKING CAPITAL. Maintain a minimum Working Capital of $25,000,000.00. "Working Capital" is defined as the excess of current assets over current liabilities.

         c. CURRENT RATIO. Maintain a ratio of current assets to current liabilities of 2.0:1.

         d. LEVERAGE. Maintain a maximum ratio of total debt to Tangible Net Worth of 1.0:1.

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CREDIT AGREEMENT
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2.05     RECORDS AND REPORTS.  Maintain a standard and modern system of accounting in accordance with generally accepted accounting principles on a basis consistently maintained; permit Bank's representatives to have access to, and to examine its properties, books and records at all reasonable times and upon reasonable notice during normal business hours; and furnish Bank:

         a. QUARTERLY FINANCIAL STATEMENT. Within forty-five (45) days after the close of each quarter of each fiscal year of Borrower, commencing with the quarter next ending, a balance sheet, profit and loss statement, and a reconciliation of Borrower's capital accounts, as of the close of such period and covering operations for the portion of Borrower's fiscal year ending on the last day of such period, all in reasonable detail, prepared in accordance with generally accepted accounting principles on a basis consistently maintained by Borrower and certified by an appropriate officer of Borrower;

         b. ANNUAL FINANCIAL STATEMENT. As soon as available, and in any event within ninety (90) days after the close of each fiscal year of Borrower, a report of Company as of the close of and for each fiscal year, all in reasonable detail, prepared on an audited basis by an independent certified public accountant selected by Borrower and reasonably acceptable to Bank, in accordance with generally accepted accounting principles on a basis consistently maintained by Borrower and certified by an appropriate officer of Borrower;

         c. OTHER INFORMATION. Such other information relating to the affairs of Borrower as the Bank reasonably may request from time to time;

         d. MANAGEMENT LETTER. In connection with each fiscal year end financial statement furnished to Bank hereunder, any management letter of Borrower's independent certified public accountant.

2.06 NOTICE OF DEFAULT. Promptly notify Bank in writing of the occurrence of any Event of Default hereunder ("Event of Default") or any event which upon notice and lapse of time would be an Event of Default.

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CREDIT AGREEMENT
JUNE 27, 1997


2.07 OPERATING ACCOUNTS. Maintain all primary U.S. accounts and banking relationship with Bank during the term of any loans from Bank to Borrower. Borrower shall maintain, or cause to be maintained, on deposit with Imperial Bank, non-interest bearing demand deposit balances sufficient to compensate Bank for all services provided by Bank. Balances shall be calculated after reduction for the reserve requirement of the Federal Reserve Board and uncollected funds. Any deficiencies shall be charged directly to the Borrower on a monthly basis.

2.08 ATTORNEY'S FEES. Pay promptly to Bank without demand after notice, with interest thereon from the date of expenditure at the rate applicable to any loans from Bank to Borrower, reasonable attorneys' fees and all costs and expenses paid or incurred by Bank in collecting or compromising any such loan after the occurrence of an Event of Default, whether or not suit is filed. If suit is brought to enforce any provision of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and court costs in addition to any other remedy or recovery awarded by the court.

3.  NEGATIVE COVENANTS OF BORROWER

    Borrower agrees that so long as it is indebted to Bank, it will not, without Bank's written consent (which Bank shall not unreasonably withhold):

3.01 TYPE OF BUSINESS; MANAGEMENT. Make any substantial change in the character of its business; or make any change in its Chief Executive Officer or Chief Financial Officer.

3.02 PRIMARY LENDING RELATIONSHIP. Establish its primary lending relationship with any entity other than Bank.

3.03 LIENS AND ENCUMBRANCES. Other than in the ordinary course of business and consistent with past practices, create, incur, or assume any mortgage, pledge, encumbrance, lien or charge of any kind upon any asset now owned, other than liens for taxes not delinquent and liens in Bank's favor, except for those already existing as of May 31, 1997.

3.04 LOANS, SECONDARY LIABILITIES. Make any loans or advances to any person or other entity other than in the ordinary and normal course of its business and consistent with past practices; or guarantee or otherwise become liable upon the obligation of any person or other entity, except by endorsement of negotiable instruments for deposit or collection in the ordinary and normal course of its business and consistent with past practices.

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CREDIT AGREEMENT
JUNE 27, 1997

3.05 ACQUISITION OR SALE OF BUSINESS; MERGER OR CONSOLIDATION. Except in the ordinary course of business, purchase or otherwise acquire assets or business of any person or other entity with an acquisition price in excess of $1,000,000.00; or liquidate, dissolve, merge or consolidate, or commence any proceedings therefor; or sell any significant assets except in the ordinary course of its business as now conducted; or sell, lease assign or transfer any substantial part of its business or fixed assets, or any property or other assets necessary for the continuance of its business as now conducted, including without limitation the selling of any dividends, property or other asset accompanied by the leasing back of the same.

4.  EVENTS OF DEFAULT

    The occurrence of any of the following Events of Default shall, at Bank's option, terminate Bank's commitment to lend and make all sums of principal and interest then remaining unpaid on all Borrower's indebtedness to Bank immediately due and payable, all without demand, presentment or notice, all of which are hereby expressly waived:

4.01 FAILURE TO PAY. Failure to pay any installment of principal or interest on any indebtedness of Borrower to Bank within 15 days of any due date.

4.02 BREACH OF COVENANT. Failure of Borrower to perform any other term or condition of this Agreement binding upon Borrower.

4.03 BREACH OF WARRANTY. Any of Borrower's representations or warranties made herein or any statement or certificate at any time given in writing pursuant hereto or in connection herewith shall be false or misleading in any respect.

4.04 INSOLVENCY; RECEIVER OR TRUSTEE. Borrower shall become insolvent; or admit its inability to pay its debts as they mature; or make an assignment for the benefit of creditors; or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business.

4.05 JUDGMENTS, ATTACHMENTS. Any money judgment, writ or warrant of attachment, or similar process shall be entered or filed against Borrower or any of its assets and shall remain unvacated, unbonded or unstayed for a period later than five days prior to the date of any proposed sale thereunder.

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CREDIT AGREEMENT
JUNE 27, 1997


4.06 BANKRUPTCY. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against Borrower and, if instituted against it, shall be consented to.

5.  CREDIT COMMITMENT

5.01 REVOLVING CREDIT COMMITMENT. Bank agrees to make available to Borrower a revolving credit line of $5,000,000 (the "Revolving Credit Commitment").

5.02 DIRECT DRAWINGS. Borrower may draw up to $5,000,000 in direct drawings under the Revolving Credit Commitment.

5.03 LETTERS OF CREDIT. Borrower may utilize up to $5,000,000 in documentary or standby letters of credit under the Revolving Credit Commitment. No letter of credit shall expire later than the maturity date of the Revolving Credit Commitment.

5.04 BANKERS' ACCEPTANCES. As a sublimit within the Revolving Credit Commitment, Bank will issue up to $4,000,000 in Bankers' Acceptance in minimum increments of $250,000, with tenor not to exceed 90 days and to be discounted at Bank's then prevailing Bankers' Acceptance rate plus 225 basis points.

5.05 TOTAL AVAILABILITY. The total direct drawings, letters of credit and Bankers' Acceptance shall not, at any one time, exceed the Revolving Credit Commitment.

5.06 UNUSED CREDIT COMMITMENT. Borrower shall pay a 0.50% per annum non-utilization fee on the unused portion of the Revolving Credit Commitment on a quarterly basis, in arrears. However, if Borrower maintains average collected balances in excess of collected balances required to compensate Bank for depository services rendered, in an amount equal to 10% of the average Unused Credit Commitment during any quarter, Bank shall waive the non-utilization fee for that quarter.

5.07 CONSECUTIVE ANNUAL OUT OF DEBT PERIOD. Borrower shall maintain a zero balance on the Revolving Credit Commitment for at least 30 consecutive days during each Borrower fiscal year.

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CREDIT AGREEMENT
JUNE 27, 1997


6.   MISCELLANEOUS PROVISIONS

6.01 FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of Bank or any holder of any note issued by Borrower to Bank, in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement or any note issued in connection with a loan that Bank may make hereunder, are cumulative to, and not exclusive of, any rights or remedies otherwise available.

6.02 ADDITIONAL REMEDIES. The rights, powers and remedies given to Bank hereunder shall be cumulative and not alternative and shall be in addition to all rights, powers and remedies given to Bank by law against Borrower or any other person, including but not limited to Bank's rights of setoff or banker's lien.

6.03 INUREMENT. The benefits of this Agreement shall inure to the successors and assigns of Bank and the permitted successors and assigns of Borrower.

6.04 APPLICABLE LAW. This Agreement and all other agreements and instruments required by Bank in connection therewith shall be governed by and construed according to the laws of the State of California, to the jurisdiction of whose courts the parties hereby agree to submit.

6.05 OFFSET. In addition to and not in limitation of all rights of offset that Bank or other holder of any note issued by Borrower in favor of Bank may have under applicable law, Bank or other holder of such notes shall, upon the occurrence of any Event of Default or any event which with the passage of time or notice would constitute such an Event of Default, have the right to appropriate and apply to the payment of the outstanding under any such note any and all balances, credits, deposits, accounts or monies of Borrower then or thereafter with Bank or other holder, within ten (10) days after the Event of Default, and notice of the occurrence of any Event of Default by Bank to Borrower.

6.06 SEVERABILITY. Should any one or more provisions of the Agreement be determined to be illegal or unenforceable, all other provisions nevertheless shall be effective.

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CREDIT AGREEMENT
JUNE 27, 1997


6.07 TIME OF THE ESSENCE. Time is hereby declared to be of the essence of this Agreement and of every part hereof.

6.08 ACCOUNTING. All accounting terms shall have the meanings applied under generally accepted accounting principles unless otherwise specified.

6.09 REFERENCE PROVISION. a. Other than (1) nonjudicial foreclosure and all matters in connection therewith regarding security interests in real or personal property; or (ii) the appointment of a receiver, or the exercise of other provisional remedies (any and all of which may be initiated pursuant to applicable law), each controversy, dispute or claim between the parties arising out of or relating to this Note ("Agreement"), which controversy, dispute or claim is not settled in writing within thirty (30) days after the "Claim Date" (defined as the date on which a party subject to the Agreement gives written notice to all other parties that a controversy, dispute or claim exists), will be settled by a reference proceeding in California in accordance with the provisions of Section 638 ET SEG. of the California Code of Civil Procedure ("CCP"), or their successor section, which shall constitute the exclusive remedy for the settlement of any controversy, dispute or claim concerning this Agreement, including whether such controversy, dispute or claim is subject to the reference proceeding and except as set forth above, the parties waive their rights to initiate any legal proceedings against each other in any court or jurisdiction other than the Superior Court in the County where the Real Property, if any, is located or Los Angeles County if none (the "Court"). The referee shall be a retired Judge of the Court selected by mutual agreement of the parties, and if they cannot so agree within forty-five (45) days after the Claim Date, the referee shall be promptly selected by the Presiding Judge of the Court (or his representative). The referee shall be appointed to sit as a temporary judge, with all of the powers of a temporary judge, as authorized by law, and upon selection should take and subscribe to the oath of office as provided for in Rule 244 of the California Rules of Court (or any subsequently enacted Rule). Each party shall have one peremptory challenge pursuant to CCP
Section 170.6. The referee shall (a) be requested to set the matter for hearing within sixty (60) days after the Claim Date and (b) try any and all issues of law or fact and report a statement of decision upon them, if possible, within ninety (90) days of the Claim Date. Any decision rendered by the referee will be final, binding and conclusive and judgment shall be entered pursuant to CCP
Section 644 in any court in the State of California having jurisdiction. Any party may apply for a reference proceeding at any time after thirty (30) days following the notice to any other party of the nature of the controversy, dispute or claim, by filing a petition for a hearing and/or trial. All discovery permitted by this Agreement shall be completed no later than fifteen (15) days before the first hearing date established by the referee. The referee may extend such period in the event of a party's refusal to provide requested discovery for any reason whatsoever, including, without limitation, legal objections raised to such discovery

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CREDIT AGREEMENT
JUNE 27, 1997


or unavailability of a witness due to absence or illness. No party shall be entitled to "priority" in conducting discovery. Depositions may be taken by either party upon seven (7) days written notice, and request for production or inspection of documents shall be responded to within ten (10) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding upon the parties. Pending appointment of the referee as provided herein, the Court is empowered to issue temporary and/or provisional remedies, as appropriate.

b. Except as expressly set forth in this Agreement, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of all hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee. The party making such a request shall have the obligation to arrange for and pay for the court reporter. The costs of the court reporter at the trial shall be borne equally by the parties.

c. The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, to provide all temporary and/or provisional remedies and to enter equitable orders that will be binding upon the parties. The referee shall issue a single judgment at the close of the reference proceeding which shall dispose of all of the claims of the parties that are the subject of the reference. The parties hereto expressly reserve the right to contest or appeal from the final judgment or any appealable order or appealable judgment entered by the referee. The parties hereto expressly reserve the right to findings of fact, conclusions of law, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

d. In the event that the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by the reference procedure herein described will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge of the Court, in accordance with the California Arbitration Act, Section 1280 through Section 1294.2 of the CCP as amended from time to time. The limitations with respect to discovery as set forth hereinabove shall apply to any such arbitration proceeding.

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6.10     MODIFICATION. This Agreement may be modified only by a writing signed by both parties hereto.

This Agreement is executed on behalf of the parties by duly authorized representatives as of August 25, 1997, and is effective as of June 27,1997.



                                  IMPERIAL BANK ("BANK")


                                  By:  s/s Mike Berrier
                                     --------------------------------
                                     Mike Berrier, Vice President

                                  Date:     September 22, 1997
                                     --------------------------------

                                  OVERLAND DATA, INC. ("BORROWER")


                                  By:    s/s Scott McClendon
                                     --------------------------------
                                     Scott McClendon, President

                                  Date:     September 19, 1997
                                     --------------------------------

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